Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-224737, No. 333-210561 and No. 333-200834) and Form F-3 (No. 333-254680) of Aeterna Zentaris Inc. of our report dated March 22, 2023 with respect to the consolidated financial statements of Aeterna Zentaris Inc. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, included in this Annual Report on Form 20-F.

/s/ Ernst & Young LLP

Montreal, Canada

March 22, 2023